EXHIBIT 99.1

SMTC Corporation Reports Fourth Quarter and Fiscal Year 2018 Results

Q4 2018 revenue more than doubled vs. Q4 2017

2018 revenue increased 55% over 2017

Q4 2018 revenue increased 48% vs. Q4 2017 excluding the impact of the MC Assembly

2018 revenue increased 38% vs. 2017 excluding the impact of the MC Assembly

TORONTO, March 14, 2019 (GLOBE NEWSWIRE) -- SMTC Corporation (Nasdaq:SMTX), a global electronics manufacturing services provider, today announced fourth quarter and fiscal year 2018 results.

Q4 Financial Highlights

  Revenue increased $42.2 million, or 109.3% to $80.9 million, compared to $38.6 million in the fourth quarter of 2017, with $23.5 million attributable to the November 2018 acquisition of MC Assembly
  On a proforma basis, assuming MC Assembly had been part of SMTC for the full three months of the quarter in 2018 and 2017, the combined revenue of both companies in in the fourth quarter of 2018 would have been $96.3 million, up 24.6% from $77.3 million in 2017
  Gross profit was $8.3 million or 10.3% of revenue, compared to $2.9 million or 7.5% of revenue reported in the fourth quarter of 2017, representing a 280-basis point improvement in gross margin
  Net loss of $(1.2) million or $(0.05) per share, compared to a net loss of $(0.9) million or $(0.05) per share reported in the fourth quarter of 2017
  Adjusting for merger and acquisition expenses of $1.7 million, Adjusted Net Income was $0.5 million, or $0.02 per share compared to a net loss of $(0.9) million in the fourth quarter of 2017, an improvement of $1.4 million
  Net Debt at the end of the quarter was $92.3 million compared to $14.7 million at the end of 2017 with the increase primarily due to $68.0 million of term debt and assumed capital leases incurred related to the acquisition of MC Assembly
  Adjusted EBITDA was $5.3 million, which represents a $4.1 million improvement compared to $1.2 million in the fourth quarter of 2017

2018 Financial Highlights

  Revenue increased 55.2% to $216.1 million, compared to $139.2 million in fiscal 2017, with $23.5 million attributable to the November 2018 acquisition of MC Assembly
  On a proforma basis, assuming MC Assembly had been part of SMTC for 12 months in 2018 and 2017, the combined revenue of both companies in 2018 would have been $345.2 million, up 22.6% from $281.5 million in 2017
  Gross profit was $21.7 million or 10.0% of revenue, representing an increase over $10.9 million or 7.8% of revenue reported in fiscal 2017
  Net loss of $(0.4) million or $(0.02) per share, which represents a $7.4 million improvement, compared to a net loss of $(7.8) million or $(0.47) per share reported in fiscal 2017
  Adjusting for merger and acquisition expenses of $1.7 million, Adjusted Net Income was $1.2 million, or $0.06 per share compared to a loss of $(7.8) million in 2017, an improvement of $9.1 million
  Adjusted EBITDA was $10.2 million, which represents an $11.8 million improvement compared to $(1.5) million in fiscal 2017

“Our 2018 results reflect the commitment and rigorous actions we have taken in the past six quarters to relaunch the company. Our efforts have resulted in year-over-year organic growth of nearly 50% driven by exceptional customer retention, new program wins at existing customers and the addition of new customers. Our expertise in supply chain management allowed us to navigate through a tight supply environment that negatively impacted many others in our industry. As a result of our disciplined execution and exceptional growth, our margins and adjusted EBITDA are up significantly over last year as well, with our adjusted EBITDA increasing year-over-year by approximately $11.8 million,” said Ed Smith, SMTC’s President and Chief Executive Officer. “We also earned new industry accreditations at SMTC and in November we completed a transformational acquisition that provides us with a stronger combined platform, new properties and capabilities enabling us to expand within important end-markets, that will accelerate our growth trajectory. I am pleased with the combined teams' progress integrating MC Assembly and we have already realized a significant portion of the $6 million of synergies that we previously identified as opportunity,” added Smith.

Q1 Outlook

“We continue see strong demand from our customers in the first quarter of 2019 and anticipate another year-over-year of top-line growth and EBITDA improvements,” said Ed Smith, SMTC’s President and Chief Executive Officer.

SMTC’s current expectations for the first quarter of 2019:

Q1 2019 Revenue	Q1 2019 Adjusted EBITDA Range (1)
$96 - $100 million	$5.3 - $5.8 million

(1) Adjusted EBITDA is calculated based on net income (loss) adjusted to exclude stock-based compensation, interest, restructuring charges, unrealized foreign exchange gain (loss) on unsettled forward exchange contracts, income taxes and depreciation of property plant and equipment and amortization of intangible assets, merger and acquisition related expenses. SMTC has provided in this release a non-GAAP calculation of Adjusted EBITDA as supplemental information regarding the operational performance of SMTC’s core business. A reconciliation of Adjusted EBITDA to net earnings (loss) is shown below in this press release.

Revenue for the fourth quarter was $80.9 million, up 109.3% from $38.6 million in the fourth quarter of 2017. Sequentially, revenue increased 50.6% from $53.7 million during the third quarter of 2018. The year-over-year increase from the fourth quarter of 2017 was driven by organic growth of 48.4% percent and an additional 52 days of revenue from the acquisition of MC Assembly.

Gross profit for the fourth quarter of 2018 was $8.3 million or 10.3% of revenue, compared with $2.9 million or 7.5% of revenue for the fourth quarter in 2017. Gross profit for the third quarter of 2018 was $5.2 million or 9.7% of revenue while adjusted gross profit was $5.1 million or 9.6% of revenue.

Adjusted EBITDA was $5.3 million in the fourth quarter of 2018, compared to $1.2 million for the fourth quarter of 2017 and $ 2.4 million in the third quarter of 2018. The increase in the fourth quarter of 2018 compared to the prior quarter was primarily due to the acquisition of MC Assembly.

Net loss was $(1.2) million for the fourth quarter of 2018, compared to a net loss of $(0.9) million in the fourth quarter of 2017. The company reported net earnings of $0.9 million for the third quarter of 2018.

Financial Results Conference Call

The company will host a conference call which will start at 8:30 a.m. Eastern Time on Friday, March 15, 2019 by accessing the Investor Relations section of SMTC’s web site on the Investor Relations Events Calendar page at https://ir.smtc.com/ir-calendar or dialing 1-877-317-6789 (for U.S. participants) or 1-412-317-6789 (for participants outside of the U.S.) ten minutes prior to the start of the call and request to join the SMTC Corporation’s Fourth Quarter and Fiscal Year 2018 Results Conference Call.

The conference call will be available for rebroadcast from the Investor Relations section of SMTC’s web site on the Investor Relations Events Calendar page.

Non-GAAP information

Adjusted EBITDA, Adjusted Gross Profit and Adjusted Gross Profit percentage are non-GAAP measures. Adjusted EBITDA is computed as net earnings (loss) from operations excluding depreciation and amortization, restructuring charges, unrealized foreign exchange gains/losses on unsettled forward foreign exchange contracts, stock-based compensation, interest and income tax expense. SMTC Corporation has provided in this release a non-GAAP calculation of Adjusted EBITDA as supplemental information regarding the operational performance of SMTC’s core business. A reconciliation of Adjusted EBITDA to net income (loss) is included in the attachment. Adjusted Gross Profit is computed as gross profit excluding unrealized gains or losses on unsettled forward foreign exchange contracts. Adjusted Gross Profit percentage is computed as Adjusted Gross Profit divided by revenue. A reconciliation of Adjusted Gross Profit to gross profit is included in the attachment. Adjusted Net income (Loss) is computed as net income (loss) excluding mergers and acquisitions related expenses.  A reconciliation of Adjusted Net Income (loss) it to Net Income (Loss) is included in the attachment.  Management uses these non-GAAP financial measures internally in analyzing SMTC’s financial results to assess operational performance and liquidity as well as to provide a consistent method of comparison to historical periods and to the performance of competitors and peer group companies. SMTC believes that these non-GAAP financial measures are useful for management and investors in assessing SMTC’s performance and when planning, forecasting and analyzing future periods. SMTC believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics we use in making operating decisions and because investors and analysts use it to help assess the health of our business. Non-GAAP measures are subject to limitations as these measures are not in accordance with, or an alternative for, United States Generally Accepted Accounting Principles (US GAAP) and may be different from non-GAAP measures used by other companies. Because of these limitations, investors should consider Adjusted EBITDA, Adjusted Gross Profit and Adjusted Gross Profit percentage along with other financial performance measures, including revenue, gross profit and net earnings (loss), as reflected in SMTC’s interim consolidated financial statements prepared in accordance with US GAAP.

Forward-Looking Statements

The statements contained in this release that are not purely historical are forward-looking statements, which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward looking terminology such as  “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC. For these statements, we claim the protection of the safe harbor for forward looking statements contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers' products and changes in customers' product sources, competition in the electronics manufacturing services (EMS) industry, component shortages, and others risks and uncertainties discussed in SMTC's most recent filings with the SEC. The forward-looking statements contained in this release are made as of the date hereof and SMTC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

About SMTC Corporation

SMTC Corporation was founded in 1985 and acquired MC Assembly Holdings, Inc. in November 2018.  Following this acquisition, SMTC has more than 50 manufacturing and assembly lines in United States, China and Mexico which creates a powerful low-to-medium volume, high-mix, end-to-end global EMS provider. With local support and expanded manufacturing capabilities globally, including fully integrated contract manufacturing services with a focus on global original equipment manufacturers (OEMs) and emerging technology companies, including those in the Defense and Aerospace, Industrial, Power and Clean Technology, Medical and Safety, Retail and Payment Systems, Semiconductors and Telecom, Networking and Communications; and Test and Measurement industries. As a mid-size provider of end-to-end electronics manufacturing services (EMS), SMTC provides printed circuit boards assemblies (PCB) production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and was added to the Russell Microcap® Index in 2018. For further information on SMTC Corporation, please visit our website at www.smtc.com.

Consolidated Balance Sheets
(Unaudited)

(Expressed in thousands of U.S. dollars)	December 30, 2018	December 31, 2017
Assets

Current assets:
Cash	$1,601	$5,536
Accounts receivable - net	72,986	29,093
Unbilled contract assets	20,405	-
Inventories - net	53,203	22,363
Prepaid expenses and other assets	5,548	2,142
Derivative assets	15	37
Income taxes receivable	160	17
	153,918	59,188
Property, plant and equipment - net	28,160	10,269
Goodwill	18,165	-
Intangible assets	19,935	-
Deferred financing costs - net	668	94
Deferred income taxes - net	380	305
	$221,226	$69,856

Liabilities and Shareholders' Equity

Current liabilities:
Revolving credit facility	25,020	$12,191
Accounts payable	76,893	25,028
Accrued liabilities	13,040	4,877
Warrant liability	2,009	-
Contingent consideration	3,050	-
Derivative liabilities	-	375
Income taxes payable	12	48
Current portion of long-term debt	1,368	2,000
Current portion of capital lease obligations	1,547	174
	122,939	44,693
Long-term debt	56,039	6,000
Capital lease obligations	9,947	89

Shareholders’ equity:
Capital stock	457	396
Additional paid-in capital	278,649	265,355
Deficit	(246,805)	(246,677)
	32,301	19,074
	$221,226	$69,856

Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
	Three months ended			Twelve months ended

(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	December 30, 2018	September 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017

Revenue	$80,855	$53,677	$38,641	$216,131	$139,231
Cost of sales	72,564	48,440	35,741	194,470	128,380
Gross profit	8,291	5,237	2,900	21,661	10,851
Selling, general and administrative expenses	7,335	3,682	3,136	18,173	13,960
Impairment of property,plant and equipment	-	-	-	-	1,601
(Gain) loss on sale of property,plant and equipment	(33)	3	-	(30)	(60)
Restructuring charges	18	58	55	172	1,732
Loss on extinguishment of debt
Operating earnings (loss)	971	1,494	(291)	3,346	(6,382)
Interest expense	1,922	485	278	3,117	903
Earnings (loss) before income taxes	(951)	1,009	(569)	229	(7,285)
Income tax expense (recovery)
Current	156	290	171	752	639
Deferred	116	(145)	164	(75)	(79)
	272	145	335	677	560
Net income (loss), also being comprehensive income (loss)	$(1,223)	$864	$(904)	$(448)	$(7,845)

Basic loss per share	$(0.05)	$0.04	$(0.05)	$(0.02)	$(0.48)
Diluted loss per share	$(0.05)	$0.04	$(0.05)	$(0.02)	$(0.48)

Weighted average number of shares outstanding
Basic	23,105,597	19,335,253	16,860,155	19,176,198	16,504,106
Diluted	23,105,597	19,335,253	16,860,155	19,176,198	16,504,106

Consolidated Statements of Cash Flows
(Unaudited)
	Three months ended		Twelve months ended
(Expressed in thousands of U.S. dollars)
Cash provided by (used in):	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017
Operations:
Net loss	$(1,223)	$(904)	$(448)	$(7,845)
Items not involving cash:
Depreciation	1,365	799	3,791	3,588
Amortization of acquired Intangible assets	1,065	-	1,065	-
Unrealized foreign exchange loss (gain) on unsettled forward
exchange contracts	(15)	520	(353)	(918)
Impairment of property, plant and equipment	-	-	-	1,601
Loss (gain) on sale of property, plant and equipment	(33)	-	(30)	(60)
Deferred income taxes (recovery)	116	164	(75)	(79)
Amortization of deferred financing fees	160	8	194	27
Stock-based compensation	129	159	407	432
Stock Revaluation of Warrant	111	-	111	-

Change in non-cash operating working capital:
Accounts receivable	(11,917)	(5,928)	(24,030)	(6,469)
Unbilled contract assets	(11,902)	-	(7,949)	-
Inventories	9,066	(1,146)	(8,027)	(1,689)
Prepaid expensesand other assets	119	(453)	(883)	311
Income taxes payable	(164)	2	(179)	(142)
Accounts payable	7,116	4,740	23,698	2,159
Accrued liabilities	3,523	(942)	4,921	237
	(2,484)	(2,981)	(7,787)	(8,847)
Financing:
Net (repayment) advances of revolving credit facility	8,314	6,282	12,829	9,460
(Repayment) advances of long-term debt	(6,500)	(500)	(8,000)	(2,000)
Net advances of long-term debt	62,000	-	62,000	-
Principal payment of capital lease obligations	(298)	(43)	(487)	(395)
Repayment of equipment facility	(2,629)	-	-	-
Proceeds from issuance of common stock (Rights offer)	-	-	12,587	-
Debt issuance cost	(2,831)	-	(2,831)	-
Proceeds from issuance of Stock options	-	-	361	-
Deferred financing costs	(584)	-	(632)	(51)
	57,472	5,739	75,827	7,014
Investing:
Acquisition of MC Assembly - net of cash acquired	(67,600)	-	(67,600)	-
Acquisition of business, net of cash acquired	-	-	-	-
Purchase of property, plant and equipment	(511)	(157)	(4,410)	(1,471)
Proceeds from leaseholding improvement		-	-	56
Proceeds from sale of property, plant and equipment	35	-	35	281
	(68,076)	(157)	(71,975)	(1,134)
Increase (decrease) in cash	(13,088)	2,601	(3,935)	(2,967)
Cash, beginning of period	14,689	2,935	5,536	8,503
Cash, end of the period	$1,601	$5,536	$1,601	$5,536

Supplementary Information:

Reconciliation of Adjusted EBITDA
	Three months ended			Twelve months ended
	December 30, 2018	September 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017

Net income (loss)	$(1,223)	$864	$(904)	$(448)	$(7,845)
Add (deduct):
Depreciation of property, plant and equipment	1,365	883	799	3,791	3,588
Amortization of Intangible assets	1,065	-	-	1,065	-
Interest	1,922	485	278	3,117	903
Income tax expense	272	145	335	677	560
EBITDA	$3,401	$2,377	$508	$8,202	$(2,794)

Add (deduct):
Stock compensation expense	129	75	159	407	432
Stock compensation expense - warrant revaluation	111	-	-	111	-
Restructuring charges	18	58	55	172	1,732
Merger and acquisitions related expenses	1,676	-	-	1,676	-
Unrealized foreign exchange loss (gain)	(15)	(108)	520	(353)	(918)
on unsettled forward exchange contracts
Adjusted EBITDA	5,320	2,402	1,242	10,215	(1,548)

Supplementary Information:

Reconciliation of Adjusted Gross Profit
	Three months ended			Twelve months ended
	December 30, 2018	September 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017

Gross Profit	$8,291	$5,237	$2,900	$21,661	$10,851
Add (deduct):
Unrealized foreign exchange loss (gain)
on unsettled forward exchange contracts	(15)	(108)	520	(353)	(918)

Adjusted Gross Profit	8,276	5,129	3,420	21,308	9,933

Adjusted Gross Profit Percentage	10.2%	9.6%	8.9%	9.9%	7.1%

Supplementary Information:

Reconciliation of Adjusted Net Income (Loss)
	Three months ended			Twelve months ended
	December 30, 2018	September 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017

Net income (loss)	$(1,223)	$864	$(904)	$(448)	$(7,845)
Add (deduct):
Merger and acquisitions related expenses	1,676	-	-	1,676	-

Adjusted Net income (loss)	453	864	(904)	1,228	(7,845)

Supplementary Information:

Reconciliation of Adjusted EBITDA
SMTC
Forecasted Q1, 2019

Net loss	$(2,361)
Add (deduct):
Depreciation	1,746
Amortization of Intangible	1,844
Interest	2,648
Income tax expense	312
EBITDA	$4,189

Add (deduct):
Stock compensation expense	150
Restructuring charges	1,131
Adjusted EBITDA	5,470

Investor Relations Contact

Peter Seltzberg
Managing Director
Darrow Associates, Inc.
516-419-9915
pseltzberg@darrowir.com